UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2008

MANDALAY MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	00-10039	22-2267658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 601-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Effective as of March 7, 2008, Mandalay Media, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain employment letter with Bruce Stein, dated as of November 7, 2007 (the “Employment Letter”) and previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2007, pursuant to which Mr. Stein became Chief Executive Officer of the Company. In connection with the Amendment, the Company’s Board of Directors (the “Board”) granted Mr. Stein options (“Options”) to purchase an aggregate of 1,001,864 shares of the Company’s common stock, $0.0001 par value per share, pursuant to the Company’s 2007 Employee, Director and Consultant Stock Plan, as amended. The Options have a ten-year term and are exercisable at a price of $4.25 per share. The Options vest as follows: Options to purchase 233,830 shares will vest on March 7, 2009, Options to purchase 233,830 shares will vest on March 7, 2010 and Options to purchase the remaining 534,204 shares will vest on March 7, 2011. The Options were granted pursuant to the exemption from registration permitted under Rule 506 of Regulation D of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On March 7, 2008, Robert S. Ellin resigned as Chief Executive Officer of the Company, effective immediately, in order for the Company to elevate Bruce Stein to the position of Chief Executive Officer as described below. Mr. Ellin will continue to serve as Co-Chairman of the Board.

Additionally on March 7, 2008, Bruce Stein resigned as Chief Operating Officer of the Company, effective immediately, in order to become the Company’s Chief Executive Officer.

(c)    On March 7, 2008, the Company entered into the Amendment with Mr. Stein pursuant to which Mr. Stein became Chief Executive Officer of the Company and will receive an initial base salary of $350,000 per year. In consideration for the services that Mr. Stein will provide as Chief Executive Officer of the Company, the Board granted him Options, as set forth in Item 3.02 of this Current Report on Form 8-K, which is incorporated herein by reference. Except as modified by the Amendment, the Employment Letter remains in full force and effect. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1.

Mr. Stein has served on the Company’s Board since November 2007, and was Chief Operating Officer from January 2008 until March 2008. Prior to joining the Company, Mr. Stein was founder and since September 2003 had been Co-Chief Executive Officer of The Hatchery LLC (“The Hatchery”), a company specializing in intellectual property development and entertainment production of kids and family franchises. Since 2003, he has also served on the board of directors of ViewSonic, Inc. and as chairman of the compensation committee. Prior to joining The Hatchery, Mr. Stein held various executive titles at Mattel, Inc. including Worldwide President, Chief Operating Officer and a member of the Board of Directors from August 1996 through March 1999. From August 1995 through August 1996, Mr. Stein was Chief Executive Officer of Sony Interactive Entertainment Inc., a subsidiary of Sony Computer Entertainment America Inc. At various times between January 1995 and June 1998, Mr. Stein served as a consultant to DreamWorks SKG, Warner Bros. Entertainment and Mandalay Entertainment. From 1987 through 1994, Mr. Stein served as President of Kenner Products, Inc. Mr. Stein received a BA from Pitzer College and an MBA from the University of Chicago. A press release announcing Mr. Stein’s Amendment, dated March 12, 2008, is attached hereto as Exhibit 99.1.

There are no arrangements or understandings between Mr. Stein and any other person pursuant to which he was appointed as Chief Executive Officer of the Company. There are no transactions to which the Company is a party and in which Mr. Stein has a material interest that are required to be disclosed under Item 404(a) of Regulation S-B. Except for his position as a director and Chief Operating Officer since November 7, 2007, Mr. Stein has not previously held any position at the Company and does not have family relations with any directors or executive officers of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Number	Description
10.1	Amendment to Employment Letter, between Mandalay Media, Inc. and Bruce Stein, dated March 7, 2008.

99.1	Press Release, dated March 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANDALAY MEDIA, INC.

Date: March 12, 2008	By:	/s/ James Lefkowitz
James Lefkowitz
President

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Amendment to Employment Letter, between Mandalay Media, Inc. and Bruce Stein, dated March 7, 2008.
99.1	Press Release, dated March 12, 2008.